CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Pinnacle Value Fund, and to the use of our report dated February 25, 2015 on the financial statements and financial highlights of Pinnacle Value Fund, a series of Bertolet Capital Trust.  Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2015